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                                                                    EXHIBIT 21.1

           SUBSIDIARIES OF ALASKA COMMUNICATIONS SYSTEMS GROUPS, INC.

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NAME                                                       STATE OF INCORPORATION
----                                                       ----------------------
ALEC Acquisition Sub Corp................................  Delaware
Alaska Communications Systems, Inc.......................  Delaware
Telephone Utilities of the Northland, Inc................  Alaska
Telephone Utilities of Alaska, Inc.......................  Alaska
PTI Communications of Alaska, Inc........................  Alaska
Pacific Telecom Cellular of Alaska, Inc..................  Alaska
Pacific Telecom of Alaska PCS,Inc........................  Alaska
MACtel, Inc..............................................  Alaska
ATU Long Distance, Inc...................................  Alaska
ATU Communications, Inc..................................  Alaska
MACtel License Sub, Inc..................................  Delaware
MACtel Fairbanks License Sub, Inc........................  Delaware
Peninsula Cellular Services, Inc.........................  Alaska
PTINet, Inc..............................................  Delaware
Alaskan Choice Television, L.L.C.........................  Utah
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